Exhibit 99.2

REDWOOD
TRUST

# Shareholder Letter

First Quarter 2026

Dear Fellow Shareholders,

Redwood generated a third consecutive record operating quarter, with combined mortgage banking volumes surpassing $8 billion in the first quarter of 2026. This sustained momentum reflects the strength and scalability of our business model, with results achieved amidst a stagnant mortgage market in which applications remain close to 40% below pre-pandemic levels. As such, unlocking addressable market share remains our top priority as we continue to broaden the moat Redwood has built across our blue-chip origination network. In practical terms, there is no fast or inexpensive way to replicate the partnerships we’ve procured, particularly with many banks who commit meaningful financial and human capital toward working exclusively with us.

Our first quarter financial results reflected this strength in operating progress, despite the conflict in the Middle East and associated macroeconomic shocks that impacted both our business and the broader sector in the final month of the quarter. On a consolidated basis, Earnings Available for Distribution ("EAD")(1) was $0.21 per share, up slightly from the fourth quarter and once again covering our $0.18 per share dividend. Our GAAP book value per share was $7.12 at March 31, 2026, down from $7.36 per share at December 31, 2025, primarily due to one-time severance charges and non-cash fair value declines in portfolio investments driven by the late-quarter volatility.

Our operating results have been aided by continued improvement across key efficiency metrics. Cost per loan continued to improve in the first quarter, complementing capital efficiencies we have achieved from deepening channels for distribution – including $2 billion of life-to-date contributions to our joint venture with CPP Investments. We were pleased to recently announce the closing of a new joint venture for our Sequoia business with Castlelake L.P., a large institutional investor. The new vehicle has purchasing power of up to $8 billion of jumbo loans, with mutual flexibility to scale. Additionally, we continue to pursue a similar transaction to support growth in Aspire, having identified a capital partner and working through later stages of transaction completion. These partnerships provide dedicated capital with durable and predictable margins at a time when the public debt and equity capital markets for our sector have been less viable given the overall subdued state of the U.S. housing market.

With this foundation in place, we expect our platforms to execute against their respective growth objectives for 2026. At Sequoia, first quarter lock volume reached a record $6.5 billion, up 22% from the fourth quarter. Despite the recent volatility, we sustained segment returns consistent with the fourth quarter, buttressed by brisk distribution activity that included five securitizations completed in March alone and a 30% improvement in cost per loan. Product expansion remains a key driver of growth for the business. During the quarter we launched a new loan program focused on medical professionals, acquiring a large portfolio of these loans from a bank and successfully securitizing them in March, while also beginning to acquire those loan on a flow basis. We expect to roll out our first HELOC program in the second quarter, complementing recent progress in closed-

______________________
This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of April 29, 2026. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

1.EAD is defined as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net (ii) exclude exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items.

end second liens and hybrids, and recently achieved readiness to support e-notes – mortgage assets created and stored electronically – an important milestone that further enhances execution efficiency.

We expect our Sequoia business to be further supported by evolving regulatory dynamics, most notably the recently re-proposed bank regulatory capital rules (the Basel endgame), which should deepen our opportunity set with banks. We view the newly proposed framework – which would ease the cost for banks to hold higher-quality mortgages and mortgage servicing rights – as a necessary step for banks to consider allocating more capital to their go-forward consumer mortgage strategies. But it’s not the only step. We consistently hear from bank C-suites that having a partner like Redwood to assist in the management of interest rate and asset/liability risks associated with a growing mortgage pipeline is a huge differentiator, especially because our support does not undermine a bank’s customer retention goals.

Aspire also continued its growth trajectory in the first quarter, with lock volume increasing to $1.6 billion and the successful execution of its inaugural securitization in early March. As we work towards $1 billion targeted monthly volume within Aspire, we remain focused on profitable growth through new seller relationships and expanded distribution. Demand for Aspire’s products remains healthy across both whole loan and securitization buyers; close to 65% of first quarter distribution was through loan sales. Our seller base continues to grow as more originators recognize the importance of serving a growing cohort of the workforce outside of the traditional “W-2 borrower,” most notably self-employed consumers and smaller-scale housing investors. As Aspire is a relatively nascent platform, a key focus remains scaling operations ratably with volume growth, in step with our emphasis on cost controls more broadly across the Company.

CoreVest, which typically sees a flurry of borrower activity prior to the end of each quarter, was proactive in response to rising rates and shifting market technicals. First quarter volume totaled $432 million, down modestly from the fourth quarter but with important progress in our smaller-balance residential transition loan (“RTL”) and DSCR products. In partnership with our customers, we managed the pipeline carefully in March as volatility increased, resulting in a lower monthly volume but the right outcome for borrowers who have since locked loans in April at more favorable all-in rates. The broader industry also continues to navigate uncertainty tied to proposed housing legislation – particularly provisions around ownership and disposition timelines for institutional SFR portfolios – that may impact market activity. While the process is fluid, we believe parts of the final legislation may create longer-term opportunities for CoreVest within our smaller-balance loan programs and for the platform more broadly if some of the less industry-favorable provisions are ultimately not adopted.

In support of our collective platforms, we are committing resources to the next phase of disruption in non-agency mortgage and private credit through disciplined, calibrated investments in AI and technology. Through RWT Horizons – our unified technology platform spanning internal AI innovation and strategic investments – we executed 2,500+ agentic workflows in the first quarter, broadened enterprise-wide AI fluency, and achieved a 66% quarter-over-quarter step-change in operational efficiency across automated mortgage banking functions. Horizons also saw continued progress with several portfolio companies, including follow-on raises at valuations well in excess of our original basis. With an expanding suite of AI-driven processes across data Quality Control, borrower intelligence, underwriting/closing automation, and portfolio analytics, we are converting momentum from 2025 into tangible results in 2026 that are helping our platforms scale with improving unit economics through enhanced execution speed and operational efficiency. We believe our dual approach of AI adoption and direct development will serve as a long-term differentiator for Redwood, driving operating leverage higher in a capital-efficient manner.

Developments within the private corporate credit industry are also commanding our attention, where pressure is building and pockets of weakness in underlying fundamentals are emerging. Recent redemption activity highlights a shift in investor sentiment and a heightened focus on liquidity and transparency that is beginning to influence broader market technicals. It’s a good opportunity to remind our stakeholders of Redwood’s “Public Credit” model, in which investors gain unique access to credit strategies coupled with daily liquidity on a public exchange, and the transparency of independently reviewed quarterly public filings, annual audits, and mark-to-market accounting valuations booked through our income statement.

This value proposition has evolved into a key differentiator for our platform, as investors are able to understand and assess what we own and – as importantly during times like these – what we don’t. This thinking drove our decision to establish the Legacy Investments reporting segment in mid-2025. As this segment’s first quarter analysis highlights, serious delinquencies were roughly flat with the prior quarter, supporting our ability to continue managing a variety of resolution strategies and timelines to optimize returns. This included an accretive transaction in the first quarter backed in part by non-performing loans and REO properties that freed up approximately $70 million of capital and reduced associated warehouse exposure. Our capital allocated to this segment accordingly declined from 19% at year-end 2025 to 15% at March 31, 2026.

Looking ahead, there is still no resolution in the Middle East, no confirmed Fed Chair or clear direction for future monetary policy, and no transformational housing reforms out of Washington, as many had hoped. As the market seeks greater clarity, we have an executable plan to continue leveraging our best-in-class originator network and offering additional non-Agency products to the market. Importantly in this environment, the accretive value of retained capital has become increasingly apparent. Our mortgage banking platforms are built to efficiently generate recurring, scalable earnings from the capital dedicated to them, complemented by our more traditional REIT income streams derived from the investment portfolio. As this value dynamic continues to evolve, we remain focused on ways to optimize the alignment between our capital allocation, earnings profile, and the long-term value we deliver to shareholders.

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “fourth quarter” refer to the quarter ended December 31, 2025, and references to the “first quarter” refer to the quarter ended March 31, 2026, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus; statements related to our financial outlook and expectations for 2026 and future years; statements regarding Sequoia's and Aspire's full-year volume goals, product launches and distribution opportunities; statements regarding the target acquisition volume for our joint venture with Castlelake of $8 billion of prime jumbo loans; statements regarding opportunities arising from the “Basel endgame”, housing legislation, medical professional loan activity, and developments in private credit; statements regarding the continued reduction of legacy investment exposure and more selective capital deployment into new investment activities; and expectations regarding the performance and growth of our Sequoia, Aspire and CoreVest mortgage banking businesses. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2026 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.